Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, Oct. 27, 2015 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported third quarter 2015 net income of $48.1 million, or $0.58 per diluted share, compared to net income of $67.4 million, or $0.80 per diluted share, during the previous quarter and net income of $74.6 million, or $0.89 per diluted share, during the third quarter of 2014.

The current quarter’s net income included unrealized losses on seed investments totaling $15.3 million ($0.18 per diluted share).  The third quarter of 2014 included a non-cash impairment charge of $7.9 million ($5.0 million net of taxes, or $0.06 per diluted share) related to a subadvisory agreement.

Operating income of $109.0 million declined 2% sequentially and 13% compared to the third quarter of 2014.  Sequentially, operating revenues fell by 5% while expenses fell by 6%, leading to a slight improvement in the operating margin to 29.0% in the current quarter compared to 28.2% in the second quarter.  Compared to the same period last year, operating revenues declined by 8% and expenses declined 6%.

The current quarter’s effective tax rate was 46.2%, compared to 37.7% during the previous quarter and 38.4% during the same period last year.  This quarter’s increase in the effective tax rate was mainly driven by unrealized investment losses in our seed investment portfolios for which no tax benefits were recognized.

Assets under management ended the quarter at $106 billion, down 12% from June 30, 2015.  Market depreciation was responsible for more than 70% of the sequential decline in assets under management.  Sales of $4.5 billion during the current quarter declined 23% sequentially.  While sales decelerated across each distribution channel, the decline was most notable in our Institutional channel due to a strong second quarter, which included the funding of two new accounts.  Net outflows of $4.2 billion during the current quarter were due principally to net outflows of $2.6 billion from our Asset Strategy funds and redemptions totaling $1.0 billion from an institutional account that moved from active core to a smart beta strategy.

“The underperformance of a few key strategies negatively impacted sales and obscured the underlying opportunities building across a broader number of funds.  Volatility in the financial markets, the economic slowdown in China and uncertainty around the Federal Reserve’s rate decision has created considerable anxiety for investors,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “Our focus is on improving performance while protecting our clients’ assets through this period of extraordinary volatility.  We remain committed both to careful cost control and the pursuit of key strategic initiatives, and will work hard to balance both.”

Management Fee Revenue Analysis

Management fees declined 6% sequentially due to lower average assets under management; however, this was modestly offset from one additional day in the current quarter.  Compared to the same period last year, management fees declined 11% compared to a 14% decline in average assets under management.  Management fees as a percentage declined less than average assets due to a mix-shift in the asset base that led to an improvement of 1.5 basis points in the effective fee rate.

The effective fee rate for the current quarter was 60.5 basis points compared to 60.4 basis points and 59.0 basis points during the second quarter of 2015 and third quarter of 2014, respectively.

Underwriting and Distribution Analysis

Underwriting and Distribution Revenues

Revenues declined 4% sequentially due principally to a decline in asset-based Rule 12b-1 fees in our Wholesale channel.  Our Advisors channel also contributed to the decrease in revenues through lower asset-based advisory fees, front-load commissions and Rule 12b-1 fees.

Compared to the same quarter in 2014, revenues declined 5% due to lower Rule 12b-1 fees in our Wholesale channel and were partly offset by higher asset-based advisory fees and front-load variable annuity sales commissions in our Advisors channel.

Underwriting and Distribution Costs

Costs declined 3% sequentially.  Direct costs in both retail distribution channels declined along with revenues.  Indirect costs in the Wholesale channel declined due to lower compensation and advertising expenses, while lower sales meeting costs were the primary driver in our Advisors channel.

Compared to the same period last year, costs declined 4%.  Wholesale channel direct costs declined due to lower Rule 12b-1 fees and lower commission costs, while Advisor channel direct costs increased slightly more as a percentage of revenues.  Indirect costs were largely unchanged.

Compensation and Related Expense Analysis

Costs declined 13% sequentially due principally to lower incentive compensation costs and, to a lesser degree, lower equity compensation costs and payroll taxes.  Compared to the third quarter of 2014, costs declined 5% due to lower incentive and equity compensation costs, which were partially offset by an increase in base compensation and pension costs.

General and Administrative Expense Analysis

Costs declined 9% sequentially due primarily to lower IT costs.  Compared to the third quarter of 2014, costs were largely unchanged as higher IT costs were offset by lower account servicing costs to third party dealers stemming from lower asset levels and lower temporary office services costs.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$188,037	$193,624	$197,783	$188,658	$182,105	$185,914	$175,218
Underwriting and distribution fees	165,267	169,001	173,047	171,363	166,978	171,508	165,130
Shareholder service fees	37,112	38,009	38,728	37,130	36,375	36,568	35,761
Total operating revenues	390,416	400,634	409,558	397,151	385,458	393,990	376,109
Operating Expenses:
Underwriting and distribution	194,951	195,608	197,246	195,522	195,420	195,762	189,065
Compensation and related costs	50,009	48,589	48,375	47,437	53,495	52,829	46,157
General and administrative	23,756	27,183	24,924	28,774	25,678	27,897	25,458
Subadvisory fees	1,877	2,069	2,203	2,287	2,387	2,394	2,305
Depreciation	3,249	3,541	3,786	4,058	4,034	4,064	4,117
Intangible asset impairment	—	—	7,900	—	—	—	—
Total operating expenses	273,842	276,990	284,434	278,078	281,014	282,946	267,102
Operating Income	116,574	123,644	125,124	119,073	104,444	111,044	109,007
Investment and other income/(loss)	3,900	6,100	(1,205)	7,995	3,972	9	(16,872)
Interest expense	(2,755)	(2,755)	(2,769)	(2,763)	(2,766)	(2,765)	(2,765)
Income before taxes	117,719	126,989	121,150	124,305	105,650	108,288	89,370
Provision for taxes	42,855	44,001	46,564	43,412	38,537	40,843	41,312
Net Income	$74,864	$82,988	$74,586	$80,893	$67,113	$67,445	$48,058
Net income per share, basic and diluted:	0.88	0.98	0.89	0.97	0.80	0.80	0.58
Weighted average shares outstanding - basic and diluted	85,019	85,073	84,242	83,623	83,581	84,079	83,469
Operating margin	29.9%	30.9%	30.6%	30.0%	27.1%	28.2%	29.0%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$59,564	$60,237	$59,807	$55,331	$52,142	$51,768	$47,040
U&D Expenses - Direct	(79,700)	(76,834)	(75,775)	(70,150)	(68,595)	(66,947)	(62,117)
U&D Expenses - Indirect	(11,535)	(12,791)	(13,317)	(14,032)	(14,029)	(13,972)	(13,329)
Net Distribution (Costs)	$(31,671)	$(29,388)	$(29,285)	$(28,851)	$(30,482)	$(29,151)	$(28,406)

Advisors Channel
U&D Revenues	$105,703	$108,764	$113,240	$116,032	$114,836	$119,740	$118,090
U&D Expenses - Direct	(74,697)	(76,867)	(79,700)	(82,231)	(82,022)	(85,177)	(84,420)
U&D Expenses - Indirect	(29,019)	(29,116)	(28,454)	(29,109)	(30,774)	(29,666)	(29,199)
Net Distribution Excess	$1,987	$2,781	$5,086	$4,692	$2,040	$4,897	$4,471

Changes in Assets Under Management

(Amounts in millions)

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$67,055	$70,467	$71,671	$66,375	$60,335	$59,412	$57,545
Sales*	7,017	4,864	4,269	2,383	3,870	3,239	2,768
Redemptions	(3,562)	(4,363)	(7,008)	(8,592)	(6,259)	(4,558)	(5,569)
Net Exchanges	112	(397)	112	74	224	144	265
Net flows	3,567	104	(2,627)	(6,135)	(2,165)	(1,175)	(2,536)
Market action	(155)	1,100	(2,669)	95	1,242	(692)	(5,689)
Ending assets	$70,467	$71,671	$66,375	$60,335	$59,412	$57,545	$49,320

Advisors Channel
Beginning assets	$43,667	$44,224	$45,797	$44,908	$45,517	$46,385	$45,947
Sales*	1,435	1,457	1,322	1,332	1,270	1,347	1,238
Redemptions	(1,106)	(1,098)	(1,146)	(1,224)	(1,279)	(1,279)	(1,242)
Net Exchanges	(112)	(88)	(112)	(74)	(224)	(144)	(265)
Net flows	217	271	64	34	(233)	(76)	(269)
Market action	340	1,302	(953)	575	1,101	(362)	(3,463)
Ending assets	$44,224	$45,797	$44,908	$45,517	$46,385	$45,947	$42,215

Institutional Channel
Beginning assets	$15,821	$16,692	$18,165	$17,603	$17,798	$17,097	$17,214
Sales*	1,554	1,193	328	317	300	1,203	465
Redemptions	(679)	(851)	(727)	(663)	(1,460)	(1,003)	(1,817)
Net Exchanges	—	485	—	—	—	—	—
Net flows	875	827	(399)	(346)	(1,160)	200	(1,352)
Market action	(4)	646	(163)	541	459	(83)	(1,205)
Ending assets	$16,692	$18,165	$17,603	$17,798	$17,097	$17,214	$14,657

Consolidated Total
Beginning assets	$126,543	$131,383	$135,633	$128,886	$123,650	$122,894	$120,706
Sales*	10,006	7,514	5,919	4,032	5,440	5,789	4,471
Redemptions	(5,347)	(6,312)	(8,881)	(10,479)	(8,998)	(6,840)	(8,628)
Net Exchanges	—	—	—	—	—	—	—
Net flows	4,659	1,202	(2,962)	(6,447)	(3,558)	(1,051)	(4,157)
Market action	181	3,048	(3,785)	1,211	2,802	(1,137)	(10,357)
Ending assets	$131,383	$135,633	$128,886	$123,650	$122,894	$120,706	$106,192

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	60	60	59	59	61	62	61
Number of Advisors	1,737	1,740	1,759	1,766	1,745	1,780	1,795
Advisors’ Productivity *	60.9	62.4	64.6	65.7	65.9	67.9	66.3

Redemption rates - long term assets
Wholesale	21.1%	25.1%	40.3%	53.8%	42.9%	31.0%	41.2%
Advisors	8.2%	7.9%	8.2%	8.9%	9.0%	9.0%	8.9%
Institutional	17.0%	19.9%	16.1%	14.7%	33.7%	23.2%	45.4%
Total	16.2%	18.7%	26.1%	32.4%	29.0%	21.7%	29.3%

Operating highlights
Organic growth/(decay) annualized	14.7%	3.7%	-8.7%	-20.0%	-11.5%	-3.4%	-13.8%
Total assets under management (in millions)	131,383	135,633	128,886	123,650	122,894	120,706	106,192

Diversification (Company Total)
As % of Sales
Asset Strategy	33.4%	26.3%	24.9%	4.2%	17.1%	12.5%	12.5%
Fixed Income	23.3%	25.4%	28.8%	28.1%	23.8%	16.8%	18.9%
Other	43.3%	48.3%	46.3%	67.7%	59.1%	70.7%	68.6%
As % of Assets Under Management
Asset Strategy	33.9%	32.9%	32.0%	28.8%	27.0%	25.7%	23.7%
Fixed Income	18.6%	18.7%	18.2%	17.8%	17.7%	17.5%	18.7%
Other	47.5%	48.4%	49.8%	53.4%	55.3%	56.8%	57.6%

Operating margin	29.9%	30.9%	30.6%	30.0%	27.1%	28.2%	29.0%

	1 Year	3 Years	5 Years
Lipper Fund Rankings
Funds ranked in top quartile	21%	36%	22%
Funds ranked in top half	48%	64%	52%

Assets ranked in top quartile	10%	51%	34%
Assets ranked in top half	27%	74%	74%

* Advisors’ productivity is calculated by dividing U&D revenues for the Advisors channel by the average number of advisors during the period.

Unaudited Balance Sheet Information

Schedule of Selected Items

(Amounts in millions)	Sept. 30, 2015
Cash & cash equivalents (unrestricted)	$612.7
Investment securities	219.4
Total assets	1,442.8
Long-term debt	190.0
Total liabilities	605.9
Stockholders’ equity	836.9

Shares outstanding	83.1	million shares

	Quarter ended	Year-to-Date
($ in thousands)	Sept. 30, 2015	Sept. 30, 2015

Shares repurchased
Number of shares	812,764	1,435,355
Total cost	$33,274	$63,277

Dividend paid
Rate per share	$0.43	$1.29
Total paid	$36,030	$108,249

Capital returned to stockholders	$69,304	$171,526

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	Nine Months Ended
	Sep-14	Sep-15	% Change
Operating Revenues:
Investment management fees	$579,444	$543,237	-6.2%
Underwriting and distribution fees	507,315	503,616	-0.7%
Shareholder service fees	113,849	108,704	-4.5%
Total operating revenues	1,200,608	1,155,557	-3.8%
Operating Expenses:
Underwriting and distribution	587,805	580,247	-1.3%
Compensation and related costs	146,973	152,481	3.7%
General and administrative	75,863	79,033	4.2%
Subadvisory fees	6,149	7,086	15.2%
Depreciation	10,576	12,215	15.5%
Intangible asset impairment	7,900	—	N/A
Total operating expenses	835,266	831,062	-0.5%
Operating Income	365,342	324,495	-11.2%
Investment and other income	8,795	(12,891)	-246.6%
Interest expense	(8,279)	(8,296)	0.2%
Income before taxes	365,858	303,308	-17.1%
Provision for taxes	133,420	120,692	-9.5%
Net Income	$232,438	$182,616	-21.4%
Net income per share, basic and diluted	2.74	2.18	-20.4%
Weighted average shares outstanding - basic and diluted	84,775	83,709
Operating margin	30.4%	28.1%

Net Distribution Cost Analysis

(Amounts in thousands)

	Nine Months Ended
	Sep-14	Sep-15	% Change
Wholesale Channel
U&D Revenues	$179,608	$150,950	-16.0%
U&D Expenses - Direct	(232,309)	(197,659)	-14.9%
U&D Expenses - Indirect	(37,643)	(41,330)	9.8%
Net Distribution (Costs)	$(90,344)	$(88,039)	-2.6%

Advisors Channel
U&D Revenues	$327,707	$352,666	7.6%
U&D Expenses - Direct	(231,264)	(251,619)	8.8%
U&D Expenses - Indirect	(86,589)	(89,639)	3.5%
Net Distribution Excess	$9,854	$11,408	15.8%

Changes in Assets Under Management

(Amounts in millions)

	Nine Months Ended
	Sep-14	Sep-15	% Change
Wholesale Channel
Beginning assets	$67,055	$60,335	-10.0%
Sales*	16,150	9,877	-38.8%
Redemptions	(14,933)	(16,386)	9.7%
Net Exchanges	(173)	633	N/M
Net flows	1,044	(5,876)	-662.8%
Market action	(1,724)	(5,139)	-198.1%
Ending assets	$66,375	$49,320	-25.7%

Advisors Channel
Beginning assets	$43,667	$45,517	4.2%
Sales*	4,214	3,856	-8.5%
Redemptions	(3,350)	(3,800)	13.4%
Net Exchanges	(312)	(633)	N/M
Net flows	552	(577)	-204.5%
Market action	689	(2,725)	N/M
Ending assets	$44,908	$42,215	-6.0%

Institutional Channel
Beginning assets	$15,821	$17,798	12.5%
Sales*	3,075	1,968	-36.0%
Redemptions	(2,257)	(4,280)	89.6%
Net Exchanges	485	—	N/M
Net flows	1,303	(2,312)	-277.4%
Market action	479	(829)	N/M
Ending assets	$17,603	$14,657	-16.7%

Consolidated Total
Beginning assets	$126,543	$123,650	-2.3%
Sales*	23,439	15,701	-33.0%
Redemptions	(20,540)	(24,466)	19.1%
Net Exchanges	—	—	N/M
Net flows	2,899	(8,765)	-402.3%
Market action	(556)	(8,693)	N/M
Ending assets	$128,886	$106,192	-17.6%

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds and investment advisor and global distributor to the Ivy Global Investors Fund SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, which include, without limitation:

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2014 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2015. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.